Exhibit 99.1

Joshua Moore
Vice President — Investor
NEWS RELEASE	Relations, Treasury & Corporate Finance
FOR IMMEDIATE RELEASE	(972) 409-1527

Michaels Stores, Inc. Reports First Quarter Fiscal 2014

Net Sales Increase 5.9%

Comparable Store Sales Increase of 3.8%

Net Income Increases 21.7%

IRVING, Texas — May 21, 2014 — Michaels Stores, Inc. (the “Company”) today reported its financial results for the first quarter ended May 3, 2014.

First Quarter Financial Highlights

•                  Net sales increased 5.9% to $1.05 billion from $993 million during the first quarter of fiscal 2013.

•                  Comparable store sales increased 3.8% driven by a 2.4% increase in the Company’s average ticket, a 1.3% increase in transactions and a 10 basis point positive impact from deferred custom framing revenue.  The Canadian foreign exchange rate negatively impacted comparable store sales by 80 basis points.

•                  Gross profit for the quarter increased 4.9% to $429 million from $409 million during the first quarter of fiscal 2013. Gross profit as a percent of net sales decreased approximately 40 basis points to 40.8%.  This decrease was driven by increased freight and distribution costs, higher remodel costs, and lower merchandise margin, partially offset by leverage on the Company’s occupancy costs.

•                  Selling, general and administrative expense, including share-based compensation and other expenses (“SG&A”) as a percent of net sales decreased approximately 70 basis points to 27.6%.  The decrease in the Company’s SG&A rate was driven by expense leverage on a 3.8% comparable store sales increase.  On a dollar basis, SG&A increased 3.2% to $290 million from $281 million during the first quarter of fiscal 2013. The Company launched a fully functional e-commerce site in the first quarter which contributed to the increased dollar costs.

•                  Operating income for the quarter increased 8.6% to $139 million and as a percent of net sales increased approximately 30 basis points to 13.2%.

•                  Provision for income taxes for the quarter was $42 million, with an effective tax rate of 42.8% versus 37.8% in the first quarter of 2013.  The increase in the effective tax rate was driven by a one-time impact of a corporate restructuring of the Company’s Canadian operations.

•                  Net income for the quarter increased 21.7% to $56 million and increased approximately 70 basis points as a percent of net sales to 5.3%.

Balance Sheet and Cash Flow

•                  The Company ended the first quarter with $112 million in cash, $2.89 billion in debt and approximately $589 million in availability under its asset-based revolving credit facility.

•                  Inventory at the end of the first quarter was $930 million.  Average Michaels store inventory, inclusive of distribution centers, was $783,000, an increase of 8.3% from last year’s balance of $723,000, due in part to the launch of the Company’s e-commerce business on April 28, 2014.

Store Information

•                  During the first quarter of fiscal 2014, the Company opened 8 and relocated 5 Michaels stores and closed three Aaron Brothers stores.

•                  The Company operated 27 net new Michaels and Aaron Brothers stores over the past twelve months.  The Company now operates 1,262 stores including 1,144 Michaels stores and 118 Aaron Brothers stores.

The Company will host a conference call to discuss its first quarter financial results at 8:00 a.m. Central time on Wednesday, May 21.  The call will be available by dialing (866) 425-6198, conference ID# 48472428.  Due to the quiet period associated with the S-1 filing of the Company’s parent (The Michaels Companies, Inc.), there will not be a question and answer session at the end of the call. The conference call will also be webcast at www.michaels.com.  To listen to the live webcast, please go to the website at least 15 minutes early to register and download any necessary audio software. The webcast will be accessible for 30 days after the call.

Irving, Texas-based Michaels Stores, Inc. is North America’s largest specialty retailer of arts and crafts. As of May 3, 2014, the Company owns and operates 1,144 Michaels stores in 49 states and Canada and 118 Aaron Brothers stores, and produces 11 exclusive private brands including Recollections®, Studio Decor®, Bead Landing®, Creatology®, Ashland®, Celebrate It®, Art Minds®, Artist’s Loft®, Craft Smart®, Loops & Threads® and Imagin8®. For more information visit www.michaels.com or www.facebook.com/Michaels or follow Michaels on Twitter and Pinterest @MichaelsStores.

This news release may contain forward-looking statements that reflect our plans, estimates and beliefs. Any statements contained herein (including, but not limited to, statements to the effect that the Company or its management “plans,” “estimates,” “believes” and other similar expressions) that are not statements of historical fact should be considered forward-looking statements. Important factors that could cause actual results to differ materially from our expectations are more fully described in our other filings with the Securities and Exchange Commission. Specific examples of forward-looking statements include, but are not limited to, forecasts of same-store sales growth, operating income, planned capital expenditures, new store openings and other financial performance. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not necessarily limited to: risks related to general economic conditions; risks related to our substantial indebtedness; changes in customer demands; our recent data breach and any future failure to adequately maintain security; competition, including internet-based competition, could negatively impact our business; our reliance on foreign suppliers; our success will depend on how well we manage our business; our growth depends on our ability to open new stores; damage to the reputation of the Michaels brand or our private and exclusive brands; a weak fourth quarter would materially adversely affect our operating results; our suppliers may fail us; unexpected or unfavorable consumer responses to our promotional or merchandising programs could materially adversely affect our sales, operating results and cash flow; changes in regulations or enforcement may adversely impact our business;  product recalls and/or product liability, as well as changes in product safety and other consumer protection laws; significant increases in inflation or commodity prices such as petroleum, natural gas, electricity, steel, wood and paper may adversely affect our costs, including cost of merchandise; improvements to our supply chain may not be fully successful; we may be subject to information technology system failures or network disruptions, or our information systems may prove inadequate, resulting in damage to our reputation, business operations, and financial conditions; changes in newspaper subscription rates may result in reduced exposure to our circular advertisements; our debt agreements contain restrictions that limit our flexibility in operating our business; disruptions in the capital markets could increase our costs of doing business; our real estate leases generally obligate us for long periods, which subjects us to various financial risks; we have co-sourced certain of our information technology, accounts payable, payroll, accounting and human resources functions and may co-source other administrative functions, which make us more dependent upon third parties; we are exposed to fluctuations in exchange rates between the U.S. and Canadian dollar, which is the functional currency of our Canadian subsidiaries; we are dependent upon the services of our senior management team; failure to attract and retain quality sales, distribution center or experienced buying and management personnel could adversely affect our performance; catastrophic events, including geo-political events and weather, may adversely impact our results; the interests of our indirect parent company and sponsors may conflict with the Company’s interests and the interests of our debt investors; and other factors as set forth in our prior filings with the Securities and Exchange Commission.  We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available.

This press release is also available on the Michaels Stores, Inc. website (www.michaels.com).

Michaels Stores, Inc.

Supplemental Disclosures Regarding Non-GAAP Financial Information

The following table sets forth certain non-GAAP measures the Company uses to manage the Company’s performance and measure compliance with certain debt covenants.  The Company defines “EBITDA (excluding refinancing costs and losses on early extinguishment of debt)” as Net income before interest, income taxes, depreciation, amortization and losses on early extinguishment of debt. Additionally, the table presents Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”).  The Company defines Adjusted EBITDA as EBITDA (excluding refinancing costs and losses on early extinguishment of debt) adjusted for certain defined amounts that are added to, or subtracted from, EBITDA (excluding refinancing costs and losses on early extinguishment of debt)  (collectively, the “Adjustments”) in accordance with the Company’s Restated Term Loan Credit Facility and Restated Revolving Credit Facility. The Adjustments are described in further detail in the table and the footnotes to the table below.

The Company has presented EBITDA (excluding refinancing costs and losses on early extinguishment of debt) and Adjusted EBITDA to provide investors with additional information to evaluate our operating performance and our ability to service our debt.  Adjusted EBITDA is a required calculation under the Company’s Restated Term Loan Credit Facility and its Restated Revolving Credit Facility. As it relates to the Restated Term Loan Credit Facility, Adjusted EBITDA is used in the calculations of fixed charge coverage and leverage ratios, which, under certain circumstances may result in limitations on the Company’s ability to make restricted payments as well as the determination of mandatory repayments of the loans. Under the Restated Term Loan Credit Facility, Adjusted EBITDA is used in the calculation of fixed charge coverage ratios, which under certain circumstances, may restrict the Company’s ability to make certain payments (characterized as restricted payments), investments (including acquisitions) and debt repayments, and which under certain circumstances will be used as a maintenance covenant.

As EBITDA (excluding refinancing costs and losses on early extinguishment of debt) and Adjusted EBITDA are not measures of operating performance or liquidity calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), these measures should not be considered in isolation of, or as a substitute for, Net income, as an indicator of operating performance, or Net cash provided by operating activities as an indicator of liquidity.  Our computation of EBITDA (excluding refinancing costs and losses on early extinguishment of debt) and Adjusted EBITDA may differ from similarly titled measures used by other companies. As EBITDA (excluding refinancing costs and losses on early extinguishment of debt) and Adjusted EBITDA exclude certain financial information compared with Net income and Net cash provided by operating activities, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded. The table below shows a reconciliation of EBITDA (excluding refinancing costs and losses on early extinguishment of debt) and Adjusted EBITDA to Net income and Net cash (used in) provided by operating activities.

Michaels Stores, Inc.

Consolidated Balance Sheets

(Unaudited)

	May 3,	February 1,	May 4,
(In millions, except share data)	2014	2014	2013
ASSETS
Current assets:
Cash and equivalents	$112	$234	$55
Merchandise inventories	930	901	843
Prepaid expenses and other	95	95	85
Receivable from Parent	—	2	—
Deferred income taxes	37	39	37
Income tax receivables	8	2	8
Total current assets	1,182	1,273	1,028
Property and equipment, at cost	1,628	1,600	1,527
Less accumulated depreciation and amortization	(1,266)	(1,242)	(1,186)
Property and equipment, net	362	358	341
Goodwill	94	94	94
Debt issuance costs, net of accumulated amortization of $56, $54, and $52, respectively	36	37	42
Deferred income taxes	22	28	28
Long-term receivable from Parent	5	8	—
Other assets	3	3	2
Total non-current assets	160	170	166
Total assets	$1,704	$1,801	$1,535

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$313	$368	$232
Accrued liabilities and other	315	377	300
Share-based compensation liability	—	—	36
Current portion of long-term debt	16	16	198
Dividend payable to Holdings	—	30	—
Deferred income taxes	—	1	4
Income taxes payable	47	42	27
Total current liabilities	691	834	797
Long-term debt	2,873	2,878	2,887
Deferred income taxes	1	2	2
Share-based compensation liability	—	—	28
Other long-term liabilities	84	88	79
Total long-term liabilities	2,958	2,968	2,996
Total liabilities	3,649	3,802	3,793
Commitments and contingencies
Stockholders’ deficit:
Common Stock, $0.10 par value, 100 shares authorized; 100 shares issued and outstanding at May 3, 2014, February 1, 2014, and May 4, 2013	—	—	—
Additional paid-in capital	125	124	50
Accumulated deficit	(2,069)	(2,125)	(2,313)
Accumulated other comprehensive (loss) income	(1)	—	5
Total stockholders’ deficit	(1,945)	(2,001)	(2,258)
Total liabilities and stockholders’ deficit	$1,704	$1,801	$1,535

Michaels Stores, Inc.

Consolidated Statements of Comprehensive Income

(Unaudited)

	Quarter Ended
	May 3,	May 4,
(In millions)	2014	2013

Net sales	$1,052	$993
Cost of sales and occupancy expense	623	584
Gross profit	429	409
Selling, general, and administrative expense	282	272
Share-based compensation	4	3
Related party expenses	3	4
Store pre-opening costs	1	2
Operating income	139	128
Interest expense	41	47
Refinancing costs and losses on early extinguishment of debt	—	7
Income before income taxes	98	74
Provision for income taxes	42	28
Net income	56	46

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment and other	1	(1)
Comprehensive income	$57	$45

Michaels Stores, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Quarter Ended
	May 3,	May 4,
(In millions)	2014	2013

Operating activities:
Net income	$56	$46
Adjustments:
Depreciation and amortization	27	25
Share-based compensation	4	4
Debt issuance costs amortization	2	2
Refinancing costs expensed and losses on early extinguishment of debt	—	7
Changes in assets and liabilities:
Merchandise inventories	(28)	20
Prepaid expenses and other	1	1
Deferred income taxes	5	—
Accounts payable	(45)	(14)
Accrued interest	(16)	(30)
Accrued liabilities and other	(45)	(41)
Income taxes	—	(14)
Other long-term liabilities	(3)	(4)
Net cash (used in) provided by operating activities	(42)	2

Investing activities:
Additions to property and equipment	(31)	(22)
Net cash used in investing activities	(31)	(22)

Financing activities:
Redemption of senior subordinated notes due 2016	—	(142)
Borrowings on asset-based revolving credit facility	—	306
Payments on asset-based revolving credit facility	—	(125)
Repayments on senior secured term loan facility	(4)	—
Payments of dividends to Holdings	(30)	—
Payment of capital leases	—	(1)
Change in cash overdraft	(12)	(19)
Other	(3)	—
Net cash (used in) provided by financing activities	(49)	19

Net decrease in cash and equivalents	(122)	(1)
Cash and equivalents at beginning of period	234	56
Cash and equivalents at end of period	$112	$55

Supplemental Cash Flow Information:
Cash paid for interest	$56	$75
Cash paid for income taxes	$36	$44

Michaels Stores, Inc.

Summary of Operating Data

(Unaudited)

The following table sets forth the percentage relationship to net sales of each line item of our unaudited consolidated statements of operations:

	Quarter Ended
	May 3,	May 4,
	2014	2013
Net sales	100.0%	100.0%
Cost of sales and occupancy expense	59.2	58.8
Gross profit	40.8	41.2
Selling, general, and administrative expense	26.8	27.4
Share-based compensation	0.4	0.3
Related party expenses	0.3	0.4
Store pre-opening costs	0.1	0.2
Operating income	13.2	12.9
Interest expense	3.9	4.7
Refinancing costs and losses on early extinguishment of debt	—	0.7
Income before income taxes	9.3	7.5
Provision for income taxes	4.0	2.9
Net income	5.3%	4.6%

The following table sets forth certain of our unaudited operating data:

	Quarter Ended
	May 3,	May 4,
	2014	2013
Michaels stores:
Retail stores open at beginning of period	1,136	1,099
Retail stores opened during the period	8	15
Retail stores opened (relocations) during the period	5	4
Retail stores closed during the period	—	(1)
Retail stores closed (relocations) during the period	(5)	(4)
Retail stores open at end of period	1,144	1,113

Aaron Brothers stores:
Retail stores open at beginning of period	121	125
Retail stores opened (relocations) during the period	—	1
Retail stores closed during the period	(3)	(3)
Retail stores closed (relocations) during the period	—	(1)
Retail stores open at end of period	118	122

Total store count at end of period	1,262	1,235

Other operating data:
Average inventory per Michaels store (in thousands) (1)	$783	$723
Comparable store sales increase / (decrease) (2)	3.8%	(0.7)%

Michaels Stores, Inc.

Reconciliation of Adjusted EBITDA

(Unaudited)

	Quarter Ended
(In millions)	May 3, 2014	May 4, 2013
Net cash (used in) provided by operating activities	$(42)	$2
Depreciation and amortization	(27)	(25)
Share-based compensation	(4)	(4)
Debt issuance costs amortization	(2)	(2)
Refinancing costs and losses on early extinguishment of debt	—	(7)
Changes in assets and liabilities	131	82
Net income	56	46
Interest expense	41	47
Provision for income taxes	42	28
Refinancing costs and losses on early extinguishment of debt	—	7
Depreciation and amortization	27	25
EBITDA (excluding refinancing costs and losses on early extinguishment of debt)	166	153
Adjustments:
Share-based compensation and related taxes	4	4
Management fees to Sponsors and others	3	4
Store pre-opening costs	1	2
Store remodel costs	3	—
Store closing costs	1	—
Other (1)	1	2
Adjusted EBITDA	$179	$165

(1) Other adjustments relate to items such as the moving & relocation expenses, franchise taxes and signing bonuses.